Exhibit 99.2

ESK Ceramics GmbH & Co. KG

Combined Financial Statements as of

December 31, 2003 and 2002

and

for the years ended December 31, 2003, 2002 and 2001

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors of ESK Ceramics:

We have audited the accompanying combined balance sheets of ESK Ceramics as of December 31, 2003 and December 31, 2002, and the related combined statements of operations, combined partners’ equity, and combined cash flows for each of the years in the three-year period ended December 31, 2003. These combined financial statements are the responsibility of the ESK Ceramics’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with German generally accepted standards on auditing promulgated by the Institut der Wirtschaftsprüfer (IDW) and with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of ESK Ceramics as of December 31, 2003 and December 31, 2002, and the related combined statements of operations, combined partners’ equity, and combined cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in Germany.

Accounting principles generally accepted in Germany vary in certain significant respects form accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 4 to the combined financial statements.

KPMG DEUTSCHE TREUHAND-GESELLSCHAFT

AKTIENGESELLSCHAFT

WIRTSCHAFTSPRÜFUNGSGESELLSCHAFT

Munich, Germany

July 30, 2004

ESK Ceramics

Combined Balance Sheets as of December 31, 2003 and December 31, 2002

	Notes	December 31, 2003 EUR	December 31, 2002 EUR
ASSETS
Intangible assets		424,695	329,691
Tangible assets		38,194,990	41,992,745
Financial assets		14,905	14,905

Fixed assets	3.1	38,634,590	42,337,341

Inventories	3.3	16,832,021	17,543,487

Trade receivables		9,975,864	10,515,263
Other receivables and other assets		1,191,340	1,731,015

Receivables and Other Assets	3.4	11,167,204	12,246,278

Cash at bank and in hand, cheques		2,899	31,396

Current assets		28,002,124	29,821,161

Deferred Tax	3.5	184,032	0

Prepaid expenses		39,482	56,936

		66,860,228	72,215,438

		December 31, 2003 EUR	December 31, 2002 EUR
EQUITY AND LIABILITIES
Equity shares of limited partners		1,025,000	1,025,000
Reserves		5,294,973	9,508,973
Accumulated Deficit		-955,956	30,459

Combined Partners’ Equity	3.6	5,364,017	10,572,432

Accruals for pensions and similar obligations		3,457,820	4,960,839
Other accruals		5,001,573	4,553,774

Accruals	3.7	8,459,393	9,514,613

Borrowings		47,817,605	46,737,207
Trade payables		3,584,969	3,095,410
Other liabilities		1,634,244	1,686,392

Liabilities	3.8	53,036,818	51,519,009

Deferred income	3.9	0	609,384

		66,860,228	72,215,438

The accompanying notes are an integral part of these combined Financial Statements.

ESK Ceramics

Statement of Combined Partners’ Equity for the year ended December 31, 2002 and December 31, 2003

	Equity shares of limited partners	Reserves	Accumulated Deficit	Total
Combined Partners’ equity as of December 31, 2001	1,000,000	9,508,973	325,401	10,834,374

Capital Contribution relating to the foundation of ESK Geschäftsführungs GmbH	25,000	0	0	25,000

Net income before transfer of profits 2002	0	0	5,700,256	5,700,256
Transfer of profits			-5,987,198	-5,987,198

Combined Partners’ equity as of December 31, 2002	1,025,000	9,508,973	38,459	10,572,432

Net income before transfer of profits	0	0	3,691,937	3,691,937
Transfer of profits			-4,686,352	-4,686,352
Dividend to Parent upon legal transfer of subsidiary	0	-4,214,000	0	-4,214,000

Combined Partners’ equity as of December 31, 2003	1,025,000	5,294,973	-955,956	5,364,017

The accompanying notes are an integral part of these combined Financial Statements.

ESK Ceramics

Combined statements of operations

for the years ended December 31, 2003, December 31, 2002 and December 31, 2001

	Notes	2003 EUR	2002 EUR	2001 EUR
Sales	3.11	82,499,808	82,819,094	89,408,496
Costs of manufacture		-62,805,117	-66,316,925	-61,909,026

Gross profit on sales		19,694,691	16,502,169	27,499,470

Selling expenses		-10,211,377	-10,716,212	-10,231,782
Research costs		-2,501,332	-2,727,358	-3,563,751
General administration expenses		-3,118,590	-2,934,033	-2,446,653
Other operating income	3.12	2,143,363	9,477,599	4,871,065
Other operating expenses	3.13	-1,470,491	-2,605,457	-3,248,329

Operating result		4,536,264	6,996,708	12,880,020

Investment result		0	0	-2,722,385
Financial result	3.14	-98,156	-135,236	-8,903

Result of ordinary activities		4,438,108	6,861,472	10,148,732

Taxes on income		-746,171	-1,161,216	-1,753,369
Net income before transfer of profits		3,691,937	5,700,256	8,395,363
Transfer of profits		-4,686,352	-5,987,198	-9,017,532

Net loss for the year		-994,415	-286,942	-622,169

The accompanying notes are an integral part of these combined Financial Statements.

ESK Ceramics

Combined Statements of Cash Flows

for the years ended December 31, 2003, December 31, 2002 and December 31, 2001

	2003 EUR	2002 EUR	2001 EUR
Net income for the year prior to transfer of profits	3,691,937	5,700,256	8,395,363
Depreciation of fixed assets	9,067,761	10,673,129	11,053,800
Changes in accruals	-1,055,219	-1,677,498	-1,429,671
Other non cash income	0	-341,325	-1,501,963
Loss from the disposal of fixed assets	20,702	563,908	2,934,737
Changes in inventories	711,466	1,809,213	-3,831,725
Changes in receivables and other assets	912,496	-383,368	3,368,494
Changes in liabilities	-171,973	-4,124,773	1,188,048

Cash flows from operating activities	13,177,170	12,219,542	20,177,083

Purchase of property, plant and equipment	-5,673,129	-10,944,857	-19,597,154
Proceeds from disposal of financial assets			6,500,000
Proceeds from the disposal of tangible and intangible assets	287,416	369,099	56,403

Cash flows from investing activities	-5,385,713	-10,575,758	-13,040,751

Transfer of profits	-4,686,352	-5,987,198	-9,017,532
Dividend to Parent upon legal transfer of subsidiary	-4,214,000	0	0
Change in borrowings	1,080,398	4,215,651	1,957,516
Capital Contribution relating to the foundation of ESK Ceramics Geschäftsführungs GmbH	0	25,000	0

Cash flows from financing activities	-7,819,954	-1,746,547	-7,060,016

Change in cash at bank and in hand, cheques	-28,497	-102,763	76,316
as of beginning of year	31,396	134,159	57,843
as of end of year	2,899	31,396	134,159

The accompanying notes are an integral part of these combined Financial Statements.

Notes

Combined Financial Statements “ESK CERAMICS”

Financial Year 2003

1. Basic Assumptions Concerning the Preparation of the Financial Statements

ESK Ceramics GmbH & Co. KG (“ESK Kempten”) with its seat in Kempten was newly founded on November 20, 2003 and entered into the trade register Kempten on November 25, 2003. On December 31, 2003, Wacker-Chemie GmbH contributed its Ceramics operations to the new ESK Ceramics GmbH & Co. KG. On December 24, 2003 ESK Kempten acquired the shares of ESK Ceramics France S.A.S.U., Bazet, France (formerly Wacker Ceramics France S.A., in the following also referred to as “ESK France”), from Wacker Chemicals Finance B.V., Netherlands, a subsidiary of Wacker-Chemie GmbH.

The Company’s limited partner is Wacker-Chemie GmbH, München, holding a 100 % interest in ESK Kempten. The general partner is ESK Ceramics Geschäftsführungs GmbH, which is held by Wacker-Chemie GmbH.

On June 30, 2004 Wacker-Chemie GmbH entered into a definitive agreement to sell its interest in ESK Kempten as well as its shares in ESK Ceramics Geschäftsführungs GmbH (combined, “ESK Ceramics”) to Ceradyne ESK, LLC., Costa Mesa, USA.

ESK Ceramics produces advanced ceramics, ceramic powders and functional coatings at two plants in Kempten, Germany and Bazet, France. The main products are boron compounds, functional coatings, and advanced ceramics which are used in the automotive sector, in electronics and power engineering, in machinery and plant engineering and in textile and paper machinery. Functional coatings are used as friction enhancing coatings for different surfaces in machinery and plant engineering.

Basis of Presentation

The accompanying financial statements are presented on a combined basis and include the historical results of operations and balance sheets directly related to ESK Kempten, ESK Ceramics Geschäftsführungs GmbH and ESK France and have been prepared from Wacker-Chemie’s historical accounting records and the historical financial statements of ESK France.

ESK Kempten and ESK France have been included in these combined financial statements since the financial year 2001. ESK Ceramics Geschäftsführungs GmbH has been included since its foundation in 2002.

The goodwill resulting from the acquisition of ESK France by ESK Kempten as of December 24, 2003 has been eliminated for purposes of these combined financial statements since it constitutes a transaction between entities under common control.

On December 24, 2003, ESK Kempten acquired the customer list from ESK France. The profit recorded in this connection as well as the intangible asset resulting from this have also been eliminated as transaction between entities under common control.

All significant transactions and balances between ESK Kempten, ESK Ceramics Geschäftsführungs GmbH and ESK France have been eliminated.

The following adjustments have been included in the present financial statements:

•	The amounts recorded as transfer of profits represents the transfer of profits from ESK Kempten to Wacker Chemie GmbH.

•	Taxes on income have been calculated using the tax rate valid for the legal form of ESK Ceramics GmbH & Co. KG. Income Taxes for ESK Kempten were calculated as if ESK had filed separate income tax returns on a stand-alone basis. The company’s future effective tax rate will depend largely on its structure and tax strategies as part of Ceradyne ESK, LLC and Ceradyne Inc.

•	The pension accruals, the accrual for anniversary payments as well as the accrual for partial retirement are based on actuarial opinions for the employees of ESK Kempten. It is intended that Ceradyne will assume the existing defined benefit plan obligations for ESK as of the acquisition date.

ESK Kempten has had certain services and functions provided to them by Wacker-Chemie and its operations have been financed primarily through its operations and funding by Wacker-Chemie. Although ESK Kempten believes the charges for such services to be reasonable, the cost of these services charged to ESK are not necessarily indicative of the cost that would have been incurred if ESK Kempten had been a stand-alone entity.

2. General Explanations

The present Financial Statements have been prepared according to the regulations of the German Commercial Code (HGB). Individual items of the balance sheet and of the profit and loss account have been combined in order to improve the clarity of presentation. These items are explained separately in the Notes. Note 4 provides a reconciliation of net income and partners’ capital from HGB to US Generally Accepted Accounting Principles (“US-GAAP”).

2.2 Accounting and Valuation Principles

Intangible assets are valued at their historical cost of acquisition less accumulated amortization. Amortization is charged on a straight-line basis over the expected useful life.

The tangible assets are valued at their cost of acquisition or production less accumulated depreciation. Moreover, impairments are taken if a diminution in value is expected to be permanent. The depreciation methods and depreciation rates applied correspond in principle to the fiscally admissible maximum amounts.

Depreciation is based on the following useful lives:

Office and factory buildings	20 to 32 years
Technical equipment and machines	8 to 10 years
Other facilities, factory and office equipment	4 to 10 years

The simplification rule for the application of the full and/or half annual rate for movable assets and the full depreciation of low-value assets are used.

The financial assets are assessed at nominal values, less depreciation to state them at such lower as it is appropriate at the balance sheet date.

Raw materials, consumables and supplies are valued at the weighted average cost prices and/or lower current prices of the balance sheet qualifying date. Provisions are recorded for slow moving and obsolete inventories.

Work in process and finished goods have been valued according to the degree of completion at moving average prices for the raw materials used and at budgeted costs of manufacture. These standard costs will be corrected by the average production variance of the period at the level of the individual material number.

Provisions on the production costs are made for excess inventory risks. As for the entire current assets, the lower of cost or market principle according to Sec. 253 para. 3 sentences 1 and 2 HGB is observed. Overhead changes are included in the costs of production, however, general business expenses in the sense of Sec. 255 para. 2 sentence 4 HGB are not included.

Trade receivables as well as other assets are assessed at the nominal value less individual value adjustments and depreciation for general risks.

Receivables and liabilities in foreign currency are valued at the acquisition rate or at the less favourable exchange rate at the balance sheet date.

Cash in hand and in banks in foreign currency is converted at the mean rate of exchange at the balance sheet date.

The deferred tax asset results from elimination of intragroup profits.

The previous year’s Combined Partners’ Equity corresponds to the sum of the equity capitals of ESK Ceramics GmbH & Co KG, ESK Geschäftsführungs GmbH and ESK France, reduced by the items from the consolidation of capital and elimination of intragroup profits.

The partial value (“Teilwert”) of the pension commitments is determined according to the present value method. Measurement of the obligation is based on the conditions existing at the balance sheet date. It does not consider future developments such as salary increases. Actuarial gains and losses are recognised immediately as expense or income. The applied interest rate is 6 percent. The actuarial basis are the guideline schedules 1998 by Dr. Heubeck.

The other accruals are assessed at the amounts which are required according to prudent business judgement and consider all discernible risks and uncertain obligations.

Liabilities are shown at the amount to be repaid.

Shown as prepaid expenses/deferred income are amounts for expenses and/or revenue prior to the balance sheet date of the financial statements insofar as such constitute expenses and/or revenue for a certain period of time after the balance sheet date.

Accounting estimates – The preparation of the accompanying financial statements require management to make estimates and assumptions. Actual results may differ from those estimates.

3. Explanatory Notes on the Combined Financial Statements

3.1 Fixed Assets

	Costs of acquisition or production					Depreciation		Balance sheet values
	January 1, 2003 KEUR	Addition KEUR	Disposal KEUR	Transfer KEUR	December 31, 2003 KEUR	Annual amount 2003 KEUR	accumulated by December 31, 2003 KEUR	December 31, 2003 KEUR	December 31, 2002 KEUR
Intangible assets
Industrial and similar rights	1,768	172	269	129	1,800	205	1,375	425	329
Goodwill	145	0	72	0	73	0	73	0	0

	1,913	172	341	129	1,873	205	1,448	425	329

Tangible assets
Real property and buildings	30,594	571	572	899	31,492	1,040	21,695	9,797	9,580
Technical equipment and machines	82,417	3,893	2,927	2,323	85,706	7,177	59,467	26,239	27,282
Other facilities, factory and office equipment	11,808	506	440	57	11,931	646	10,466	1,465	1,561
Prepayments made and facilities under construction	3,571	531	0	-3,408	694	0	0	694	3,571

	128,390	5,501	3,939	-129	129,823	8,863	91,628	38,195	41,994

Financial Assets	18	0	0	0	18		4	14	14

	130,321	5,673	4,280	0	131,714	9,068	93,080	38,634	42,337

3.2 Shares held by ESK Ceramics GmbH & Co. KG

Name and seat of the company	Capital subscribed KEUR	Share in Capital KEUR	Equity KEUR	Result KEUR
ESK Ceramics S.A.S.U., France	475	100%	519	-19

3.3 Inventories

	December 31, 2003 KEUR	December 31, 2002 KEUR
Raw materials, consumables and supplies	3,957	4,960
Work in process, finished goods and merchandise	12,875	12,583

	16,832	17,543

3.4 Receivables and Other Assets

	December 31, 2003 KEUR	December 31, 2002 KEUR
Trade Receivables	9,976	10,515

Receivables from affiliated companies	0	149
Receivables from fiscal authorities	415	141
Other assets	776	1,441

Other receivables and other assets	1,191	1,731

	11,167	12,246

The total amount of the receivables and other assets has a remaining term of less than 1 year.

3.5 Deferred Tax

The deferred tax asset is related to the elimination of intragroup income from the purchase of the customer list from ESK France.

3.6 Combined Partners’ Equity

The equity shares of the limited partner of ESK Kempten amount to KEUR 1,000 and has been paid in cash in the amount of KEUR 100. KEUR 900 resulted from contributing the Ceramics business by Wacker-Chemie GmbH. The excess of net assets contributed to ESK Kempten over the increase in equity shares have been recorded as reseves (KEUR 9,000).

3.7 Other Accruals

Other accruals principally contain obligations for anniversaries (2003: KEUR 798, 2002: KEUR 813) and obligations for partial retirement (2003: KEUR 2,384, 2002: KEUR 2,070), restructuring expenses in ESK France (2003: KEUR 563, 2002: KEUR 320) as well as obligations to workmens compensation (2003: KEUR 360, 2002: KEUR 336).

The accrual for obligations for partial retirement includes the expenses for wage/salary payments and social security contributions to employees during the inactive phase of partial retirement as well as the full amount of the corresponding top-up payments. The accrual includes all employees entitled at the end of the year up to the maximum limit prescribed by law.

3.8 Liabilities

	December 31, 2003 KEUR	December 31, 2002 KEUR
Borrowings	47,818	46,737

Trade payables	3,585	3,095

Liabilities to affiliated companies	344	345
Tax liabilities	109	114
Social security liabilities	846	980
Other liabilities	335	247

Remaining liabilities	1,634	1,686

	53,037	51,519

The borrowings represent the intercompany financing from the parent company Wacker-Chemie GmbH. The Funding is structured as a current account and is none interest bearing.

As in the previous years, the borrowings from parent are not to be repaid immediately and mainly originated from financing transactions and transfers of profits and losses.

The total amount of the liabilities has a remaining term of less than 1 year.

3.9 Deferred Income

The deferred income 2002 contains insurance refunds for interruption of operations for future periods.

3.10 Contingent Liabilities and Other Financial Obligations

	December 31, 2003 KEUR	December 31, 2002 KEUR
Other financial obligations
- Rental, lease and leasing agreements
Expenditure in the following year	81	200
Expenditure in the 2nd to 4th year	0	100

	81	300

- Purchase commitments	119	2,185

The stated figures are nominal values.

Profit and Loss Account

3.11 Sales

Classification According to Regions

	2003 KEUR	2002 KEUR	2001 KEUR
Germany	36,985	36,755	38,215
Rest of Europe	21,551	20,449	20,502
North America (NAFTA)	14,359	14,981	19,855
Asia	7,988	8,897	9,531
Others	1,617	1,737	1,305

	82,500	82,819	89,408

Classification According to Areas of Activity

	2003 KEUR	2002 KEUR	2001 KEUR
Sales goods and merchandise	68,588	70,094	78,236
Other sales from ancillary business	13,912	12,725	11,172

	82,500	82,819	89,408

The sales contain revenue from goods delivered, licences, services and ancillary business which have been reduced by cash discounts.

3.12 Other Operating Income

Other operating income 2003 consists principally income from the release of accruals in the amount of KEUR 266 (2002: KEUR 1,051; 2001: KEUR 246) and KEUR 600 income from insurance compensations.

In addition, the other operating income contains income from the release of the special reserve with an equity portion amounting to KEUR 1,044 (2002: KEUR 1,505; 2001: KEUR 1,843).

2002 also includes proceeds from insurance claims amounting to KEUR 5,876.

3.13 Other Operating Expenses

Other operating expenses consists principally of depreciation on assets, which tax rule allows to charge on assets which replace equipment that has been disposed of due fire or other accidents (KEUR 1,044; 2002: KEUR 1,505; 2001: KEUR 1,843).

3.14 Financial Result

	2003 KEUR	2002 KEUR	2001 KEUR
Interest income	0	0	130
of which from affiliated companies	0	0	130

Interest expenses	-98	-135	0
of which to affiliated companies	-98	-135	-139

	-98	-135	-139

	-98	-135	-9

3.15 Cost of Materials

	2003 KEUR	2002 KEUR	2001 KEUR
Cost of raw materials, consumables and supplies and of purchased goods	16,434	21,380	19,961
Purchased services	1,132	846	2,061

	17,566	22,226	22,022

3.16 Personnel Expenses

	2003 KEUR	2002 KEUR	2001 KEUR
Wages and salaries	27,167	26,282	23,292
Social security and social aid expenses	7,906	5,694	5,277
Pension expenses	1,194	681	974

	36,267	32,657	29,543

3.17 Employees

According to Sec. 267 para. 5 HGB the average numbers of employees are as follows:

	2003	2002	2001
Employees and workers	662	673	683

3.18 Other Information

ESK Ceramics Geschäftsführungs GmbH is the managing partner. Responsible general manager of ESK Ceramics Geschäftsführungs GmbH are:

•	Christian Bronisch, until 15 December 2003

•	Dr. Peter Hartl, since 15 December 2003

•	Clemens Kippes, since 15 December 2003

With reference to Sec. 286 para. 4 HGB, the disclosure of payments and/or benefits to members of corporate bodies was relinquished.

4. Summary of the Basic Differences Between the Accounting and Valuation Methods Applied by the Company and the Generally Accepted Accounting Principles in the United States of America.

The enclosed financial statements have been prepared on the basis of the accounting and valuation methods according to the provisions of HGB applicable in Germany which differ from the generally accepted accounting principles of the United States of America (“US-GAAP”). The significant differences between HGB and US-GAAP which effect net income and combined partners’ equity are summerized below.

Reversal of Transfer of Profits

Under German GAAP profits, which are distributed to the parent company on the basis of a profit pooling agreement must be disclosed as an expense in the income statement, reducing net income. Under US-GAAP these expenses have been reversed and deducted from equity.

Depreciation of Tangible Assets

According to HGB there are various acceptable depreciation methods. For the purpose of ESK’s combined financial statements according to HGB the depreciation of the tangible fixed assets was calculated according to the declining balance depreciation method. The calculation of depreciation under US-GAAP is based on the straight-line depreciation method. The useful lives of the individual assets are the same.

Due to the different book values, different profits or losses are shown upon sale or disposal of assets.

The amounts which have been recorded in the reconciliation to adjust the German GAAP depreciation charge to the US-GAAP depreciation charge is higher in 2002 due to tax depreciations in that year, which have been reversed for US-GAAP purposes.

Compensation received for the loss of property, plant and equipment is deducted from the carrying amount of the replacement asset. Under US-GAAP, insurance recoveries, to the extent of losses and expenses recognised in the financial statements, are recorded when receipt is probable. Insurance recoveries received in excess of those amounts are treated as a gain.

Leasing

Under HGB, the accounting treatment of leasing agreements (operating vs. capital lease) primarily follows statutory tax rules. These are different from the criteria for the classification of a leasing agreement according to US-GAAP, respectively.

In the financial statements, a property leasing contract has been recorded as an operating lease per the statutory tax rules. Under US-GAAP this lease is required to be classified as a capital lease.

Inventories

The German GAAP financial statements contain general provisions on inventories, which did not meet the requirements of US-GAAP.

Unrealized currency gains

According to US-GAAP, receivables denominated in a foreign currency are converted at the exchange rate as of the balance sheet date while according to HGB higher exchange rates as of the balance sheet date may only be considered up to the at cost basis of the receivables. Consequently, when exchange rates rise, higher receivables are recorded according to US-GAAP than according to HGB. There are no differences when exchange rates decline. Depending on exchange rate development, this results in a positive or negative impact on income.

Reserves with an equity portion

The amounts shown in the reconciliation refer to the reversal of reserves which have been set up in accordance with German tax rules. Those reserves would not be allowed under US GAAP.

Pension Obligations

For US-GAAP purposes pension obligations are determined according to the projected-unit-credit method prescribed by SFAS 87. Pension accruals in the German GAAP financial statements are calculated in accordance with tax rules. Due to different valuation methods and assumptions concerning certain economic parameters, such as inflation rates and salary increases, the amounts that are set aside as accruals during each period are different. Moreover, pension obligations and the related plan assets which have been transferred to an external pension fund financed by the company are no longer recorded in the financial statements of the company according to HGB. Under US-GAAP the net amount of pension obligation and the related plan assets are recognized in the financial statements since the plan qualifies as a Defined Benefit Plan.

In the Wacker Group, post retirement benefits are offered to most employees by way of contribution payments to legally independent pension associations (pension fund). As a rule, the benefits are based on duration of employment, remuneration and the position held within the company. The pension system of the Wacker Group, which ESK Ceramics is part of, is considered as a defined benefit plan. The carrier institutions guarantee the contractual obligations of the Wacker pension fund. For the accounting according to US-GAAP, the Wacker pension fund will therefore be classified as defined benefit plan.

Detailed actuarial opinions are obtained every year for all funds and obligations.

The reporting and valuation differences resulting from the pension commitments are shown in the schedule below and basically include two effects:

•	As per December 31, 2003, the accruals for the direct commitments are KEUR 3,368 (2002: KEUR 913) higher in the Financial Statements according to US-GAAP than in the Combined Financial Statements according to HGB

•	the surplus of the plan assets over the projected benefit obligation recorded in the pension fund is not recognized in the Combined financial statements according to HGB (KEUR 12,238; 2002: KEUR 11,581)

Within the framework of the legal Combined of ESK Kempten as per December 31, 2003, Wacker-Chemie GmbH assumed the obligations for pensioners of ESK Kempten. For reasons of comparability of the Combined financial statements for the years 2001, 2002 and 2003 the pensioners legally transferred as per December 31, 2003 are included in the pension report for all periods of time. As per December 31, 2003, an amount of KEUR 7,916 of the surplus of the plan assets over the projected benefit obligation that would have been recorded for US-GAAP purposes in the Combined financial statements relates to the pensioners transferred to Wacker-Chemie. This share of the surplus remains with Wacker-Chemie GmbH even after the sale of ESK Ceramics to the new owner and will be neither available to ESK Ceramics nor to the new owner after December 31, 2003.

Other Accruals

In the valuation of other accruals, the most probable amount is assessed according to US-GAAP while according to HGB provisions often are measured at an amount higher than the most probable estimate, taking into consideration the principle of caution. Consequently, the other accruals differ both with regard to the cause and to the amount.

Deferred Taxes

Under HGB temporary differences between the two basis and the net book value of an asset or a liability in the HGB financial statements resulting in deferred tax assets do not have to be recognized.

For the purpose of reconciling net income and partners’ capital to US-GAAP the deferred taxes have been calculated using the tax rate decisive for the future legal form of ESK Ceramics GmbH & Co. KG. A limited partnership is only subject to the trade tax at the rate of 16.2 per cent. Considering the corporation income tax and/or income tax at the shareholders’ level, a tax rate of 38.2 per cent would have to be applied. In this case, the accrual for deferred taxes would have amounted to KEUR 10,308.

Deferred taxes occurring on the level of ESK France have been calculated using the statutory tax rate of 34.3%.

Net Loss / Net Income and Partners’ Equity Reconciliation between HGB and US-GAAP

	For the year ended December 31, 2003	For the year ended December 31, 2002
Net loss

Net loss based on German HGB	-994,415	-286,942
Reversal of transfer of profits	4,686,352	5,987,198
Depreciation of tangible assets	1,108,126	3,338,133
Leasing	-21,407	173,061
Inventories	0	362,000
Unrealized currency gains	-2,861	-243,677
Special reserve with an equity portion	0	-341,325
Pension obligations	-1,416,775	1,367,796
Other accruals	-119,552	-1,160,582
Deferred taxes	5,135	-450,040

Net income based on US-GAAP	3,244,603	8,745,622

	At December 31, 2003	At December 31, 2002
Partners’ capital

Partners’ capital based on German HGB	5,364,017	10,572,432

Depreciation	20,396,984	19,288,858
Capitalization capital lease	1,153,716	1,175,123
Unrealized currency gains	5,219	8,080
Pension obligation	8,870,255	10,668,002
Other accruals	573,538	693,090
Deferred taxation	-4,764,406	-4,831,259

Partners’ capital based on US-GAAP	31,599,323	37,574,326